SUB-ITEM 77D



The MFS Strategic Income Fund, a series of MFS Series Trust VIII, expanded disclosure regarding derivatives risk, deleted disclosure identifying the fund as a non-diversified fund, and deleted Non-Diversified Status Risk from the description of the fund in the Prospectus contained in Post-Effective Amendment No. 27 to the Registration Statement (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on March 20, 2006, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.